United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                           Current Report Pursuant to
           Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  July 17, 2009
                                (Date of Report)

                               BioPharm Asia, Inc.
             (Exact name of registrant as specified in its charter)

        Nevada                      000-25487                     88-0409159
(State of incorporation)    (Commission File Number)            (IRS Employer
                                                             Identification No.)

            New Agriculture Development Park
Daquan Village, Tonghua County, Jilin Province, P.R. China          134115
        (Address of principal executive offices)                  (Zip Code)

                                  718-705-4217
              (Registrant's telephone number, including area code)

                           Domain Registration, Corp.
                                  (Former name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

      On July 17, 2009, Domain Registration, Corp. filed an amendment to its Articles of Incorporation changing its corporate name to BioPharm Asia, Inc., authorizing the issuance of 20 million shares of "blank check" preferred stock and increasing the number of authorized shares of common stock to 150 million, as previously discussed in its Information Statement mailed to shareholders on June 26, 2009. In addition, Article II, Section 3 of the By-laws of the Registrant was amended effective as of July 17, 2009 to state that the number of directors constituting the entire Board of Directors shall consist of not less than three nor more than nine persons, as fixed from time to time by resolution of the Board.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

3.1     Articles of Incorporation, as amended
3.2     By-laws, as amended as of July 17, 2009


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2009                    BIOPHARM ASIA, INC.


                                       By: /s/Yunlu Yin
                                           -------------------------------------
                                           Yunlu Yin
                                           President and Chief Executive Officer


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

                                  Exhibit Index

Exhibit No.     Description
-----------     -----------

3.1             Articles of Incorporation, as amended
3.2             By-laws, as amended as of July 17, 2009


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